UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported: May 4, 2007

Pacific Sands, Inc.
(Exact name of registrant)

Nevada	00-29483	88-0322882
(State of Incorporation)	(Commission file Number)	(I.R.S. Employer Id. No.)

1509 Rapids Dr. Racine WI		53404
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:   (262) 619-3261

Item 8.01	Other Events.

Pacific Sands, Inc. received notice on May 4, 2007 that a lawsuit had been filed against the company in US District Court, Eastern District of California by the company's former CEO, Stanley Paulus.

The lawsuit demands payment of $105,000 plus penalties and legal fees for a note that was issued in June of 2006. The note was based on deferred salaries accrued by Mr. Paulus during his tenure as CEO of the company.

On or about February 16, 2007 the company’s attorney sent Mr. Paulus a letter denying the validity of the note and the underlying debt based on the following claims made by the company against Mr. Paulus:

1) Discrepancies between compensation reported on SEC filings and actual compensation.

2) Failure to execute the duties of CEO.

3) Misuse of funds raised by the company.

4) Self-dealing stock transactions resulting in the dilution of company value and other significant issues.

On the same day that we received notice of the lawsuit, we received a response from Paulus's counsel denying the claims raised by the company in the February 16, 2007 correspondence.

Pacific Sands retained legal counsel in Fresno, California to vigorously dispute this matter and take whatever counter actions may be necessary and in the best interest of the shareholders of the company.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Letter to Mr. Paulus from Pacific Sands, Inc.’s attorney, dated February 16, 2007.
99.2	Response letter from Mr. Paulus’ attorney to Pacific Sands, Inc.’s attorney, dated May 4, 2007.
99.3	Notice of lawsuit filed dated April 30, 2007.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

Pacific Sands, Inc.
(Registrant)

Date: May 9, 2007	/s/ Michael Wynhoff
Michael Wynhoff, CEO